Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2020 RESULTS

- Net loss of $0.07 Per Fully Diluted Share -

- Core FFO of $0.14 Per Fully Diluted Share -

- $0.9 Billion in Cash On Hand -

- Collections Improved -

- Observatory Reopened -

- Meaningful Cost Reduction Measures -

New York, New York, July 29, 2020—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the second quarter of 2020.

“Our team has been effective in our responses to the challenges of the second quarter. Our balance sheet remains strong and flexible, rent collections have improved, the Observatory is reopened, and we have additionally reduced the Company’s costs,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, President and Chief Executive Officer. “ESRT colleagues have successfully navigated new protocols for return to work for themselves and for our tenants. Our focus for more than a decade on Indoor Environmental Quality in our office, retail, and public spaces has given us a competitive advantage in our ability to address concerns about tenant and visitor health.”

Second Quarter and Recent Highlights

•	Net loss attributable to the Company was $0.07 per fully diluted share.

•	After a $0.03 per share reserve against tenant receivables and non-cash reduction in straight line rent balances, Core Funds From Operations (“Core FFO”) was $0.14 per fully diluted share.

•

Same Store Property Cash NOI excluding lease termination fees was up 18.0% from the second quarter 2019 primarily driven by lower property operating expenses, partially offset by a reserve against tenant receivables. When COVID-related rent deferrals are excluded, Same Store Property Cash NOI increased 9.9% from the second quarter 2019.

•

Strong liquidity position with $1.4 billion of total liquidity as of June 30, 2020, which consists of $873 million of cash plus an additional $550 million available under its revolving credit facility.

•

The Company repurchased $52 million of its common stock shares at a weighted average price of $7.99 per share in the second quarter, and year-to-date through July 28, 2020, the Company repurchased $119 million of common stock at a weighted average share price of $8.67.

•

For the total portfolio in the second quarter, we signed 19 new, renewal, and expansion leases, representing 113,431 rentable square feet at an average starting rental rate of $64.43 per rentable square foot.

•

Collected 84% of second quarter 2020 total billings with 86% for office tenants and 75% for retail tenants. Through July 24, 2020, collected 90% of July total billings, with 93% for office tenants and 75% for retail tenants.

•	The Empire State Building Observatory remained closed during the entire second quarter and reopened on July 20, 2020.

•	Declared a dividend of $0.105 per share.

•

Announced the appointment of Christina Chiu to EVP and CFO, Aaron D. Ratner to SVP and CIO, and the departure of John B. Kessler. On July 13, 2020, the Company announced the appointment of R. Paige Hood to its Board of Directors, effective August 1, 2020, and the departure of William H. Berkman, effective July 31, 2020.

•	Reduced expected full year G&A by approximately 12% from the previously disclosed 2020 G&A run rate of $68 million to $60 million, excluding one-time severance charges.

•	Reduced property operating expenses by $10 million in the second quarter 2020 from the prior year period and expect further to reduce expenses by $12 million in the second half of 2020.

•	Reduced required capital expenditures planned for 2020.

•

Reduced annual base salary for Anthony E. Malkin, the Company’s Chairman, President and CEO, and Thomas P. Durels, EVP Real Estate, by 33% and 25%, respectively, effective August 1 through the remainder of 2020. This is in addition to Mr. Malkin’s base salary reduction to $1.00 for the second quarter of 2020.

•	Reduced 2021 NEO annual equity compensation by $3.9 million, comprised of a $2.7 million reduction for Mr. Malkin and $1.2 million reduction for Mr. Durels.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.empirestaterealtytrust.com) the latest investor presentation which contains information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of June 30, 2020, the Company’s total portfolio contained 10.1 million rentable square feet which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space. As of June 30, 2020, the Company’s portfolio was occupied and leased as shown below. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the date of the Company’s completion of redevelopment work for new leases to commence. Leased percentages include signed leases not commenced.

	June 30, 2020	March 31, 2020	June 30, 2019
Percent occupied:
Total portfolio	85.6%	88.7%	90.2%
Total office	85.5%	88.7%	90.1%
Manhattan office	87.0%	90.0%	90.7%
Empire State Building	86.1%	93.7%	93.5%
Retail	87.4%	88.5%	90.5%
Percent leased:
Total portfolio	89.6%	91.1%	92.2%
Total office	89.4%	90.9%	92.2%
Manhattan office	91.5%	92.6%	93.0%
Empire State Building	93.5%	95.4%	95.2%
Retail	93.4%	94.0%	92.3%

Rent Collections

The Company has experienced steady monthly improvement in the collection of its property billings. The Company has collected the following:

Collections as of 7/23/2020[1]	Overall	Office	Retail
April	86%	86%	84%
May	83%	85%	73%
June	83%	85%	69%
July	90%	93%	75%

Collections with Application of Security Deposits[2] (as of 7/23/2020)	Overall	Office	Retail
April	96%	97%	92%
May	94%	96%	84%
June	93%	96%	77%
July	96%	98%	84%

The Company took a $9.1 million total reduction in revenue comprised of a $1.9 million reserve against tenant receivables and $7.2 million non-cash reduction of straight line rent balances. This equates to 1.6% of our annualized rental revenue as of June 30, 2020 or a $0.03 per share impact.

[1]	Collections against total billings, not adjusted for deferral agreements or application of security deposits
[2]	Collections against total billings, not adjusted for deferral agreements and reflects applied and potential application of security deposits

Leasing

Leasing activity was substantially impacted during the second quarter due to the impact of the COVID-19 pandemic. The below tables summarize leasing activity for the three months ended June 30, 2020:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
Office	17	99,229	$52.82	$51.40	2.8%
Retail	2	14,202	$145.58	$158.58	(8.2%)
Total Overall	19	113,431	$64.43	$64.82	(0.6%)

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
New Office	4	24,859	$66.94	$61.55	8.7%
Renewal Office	8	27,123	$58.35	$58.39	(0.1%)
Total Office	12	51982	$62.46	$59.90	4.3%

First Half Observatory Results and Reopening

Observatory revenue for January and February 2020 increased 13.2% year-over-year, after adjusting for the 102nd floor observation deck, which was closed for redevelopment in first quarter 2019 and re-opened in the fourth quarter 2019. In compliance with the requirements of authorities, the Company closed the Empire State Building Observatory on March 16, 2020 due to the COVID-19 pandemic.

The Observatory was closed for the entirety of the second quarter 2020 and reopened on July 20, 2020. Key highlights, as noted in our July 13th reopening press release, are as follows:

•	For the first few weeks, hours of operation will be reduced to 8:00 a.m. to 11:00 p.m.

•

To avoid crowds that will compromise social distancing, tickets for set times must be purchased at www.esbnyc.com, and initial capacity has been limited to 500 guests in the Observatory’s 70,000 square foot space at a time – well below the capacity limits set forth by authorities.

•

Indoor Environmental Quality components of the Observatory’s redevelopment include MERV-13 air filters, AtmosAir air purification and constant ventilation through the introduction of fresh air to, and the exhaust interior air from, the Observatory. MERV-13 filters and ventilation are the standard in all ESRT’s new office and retail installations, and AtmosAir can be added to new spaces or retrofitted into existing spaces at the tenant’s request.

•	We have posted our complete Observatory reopening protocols on www.esbnyc.com/safety for the public to view, both to give our guests confidence and to help guide other attractions in best practices.

Balance Sheet

The Company continues to maintain a strong liquidity position with $1.4 billion of total liquidity as of June 30, 2020, which is comprised of $873.0 million of cash, plus an additional $550.0 million available under its revolving credit facility.

At June 30, 2020, the Company had total debt outstanding of approximately $2.5 billion, with a weighted average interest rate of 3.41% per annum, and a weighted average term to maturity of 6.9 years. At June 30, 2020, the Company’s net debt to total market capitalization was 43.7% and net debt to EBITDA was 5.2x.

The Company repurchased $52 million of its common stock at a weighted average price of $7.99 per share in the second quarter and year-to-date through July 28, 2020, the Company repurchased a total of $119 million of its common stock at a weighted average share price of $8.67 per share, through a combination of open-market purchases and the execution of a 10b5-1 program.

Personnel Changes

The Company made several personnel changes to position itself for ESRT version 2.0. This builds upon earlier hires and appointments in areas such as technology, energy efficiency and sustainability, and ESG with:

•	Appointment of Christina Chiu as Executive Vice President and Chief Financial Officer to lead the Company’s finance function and support our growth initiatives;

•	Appointment of Aaron D. Ratner as Senior Vice President and Chief Investment Officer to build our external growth team;

•	Departure of John B. Kessler and elimination of the Chief Operating Officer position; and

•	Refreshment of the Board of Directors with the arrival of R. Paige Hood and departure of William H. Berkman.

Expense Reductions

The Company has undertaken meaningful cost reduction measures to ensure its ongoing strength and position the business optimally through the current environment, which result in expected full year 2020 G&A of $60 million, excluding one-time severance charges. This is approximately 12% less than the previously disclosed G&A run rate of $68 million, broken down as follows:

•	Named Executive Officer compensation:

•	($0.4) million from reduction in annual base salary for Anthony E. Malkin and Thomas P. Durels through December 31, 2020;

•	($1.2) million from the change in age requirement from 60 to 65 for the accounting vesting period for time-based equity compensation; and

•	($2.7) million from the departure of our former Chief Operating Officer.

•	Other corporate overhead:

•	($1.5) million of net changes from the addition of investment personnel and reductions in executive and corporate staff, and temporary corporate salary reductions through December 31, 2020; and

•	Balance from department budget cuts and lower anticipated spending due to COVID-19.

•

In addition, the Company announced a $3.9 million reduction in 2021 NEO annual equity compensation, comprised of a $2.7 million reduction for Mr. Malkin and $1.2 million reduction for Mr. Durels. We currently expect 2021 G&A of approximately $58 million and will continue to seek efficiencies and cost reduction opportunities in operating our business.

•	Property operating expenses

•	$12 million in one-time operating expense savings for 2H 2020 from additional cost reduction efforts.

•	$4 million on an annualized basis of permanent cost reductions due to staffing and other reductions.

•	Capital expenditures

•	$24 million in lower planned 2020 capital expenditures for buildings improvements compared to 2019 due to focus only on mandatory spending and work previously commenced.

Other Items

The Company recognized the following one-time expenses during the quarter:

•

A $4.1 million non-cash write-off of prior capitalized expenditures on a combined heat and power generation project for the Empire State Building that has been rendered economically unfeasible due to New York City’s new Local Law 97; and

•

A $3.0 million one-time charge in general and administrative expenses related to the departure of our former Chief Operating Officer, of which $2.7 million is the non-cash accelerated vesting of equity compensation.

Dividend

On June 30, 2020, the Company paid a dividend of $0.105 per share, or unit as applicable, for the second quarter 2020 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Company paid a dividend of $0.15 per unit for the second quarter 2020 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a dividend of $0.175 per unit for the second quarter 2020 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 30, 2020 at 1:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until August 6, 2020, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13706424.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

The Company uses, and intends to continue to use, the Investors page of its website, which can be found at www.empirestaterealtytrust.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2020, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s tenants, particularly retail, and the Observatory recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments, including such tenants’ ability to pay rent following the termination of temporary governmental assistance and benefits programs, (d) government moratoriums and/or limits (including temporary closure of certain court systems) which directly or indirectly abridge the enforcement of lease obligations and related guarantees, (e) the potential impact on the Company’s human capital management, including restrained productivity associated with work-from-home and risks associated with employees returning to the office, (f) international and national disruption of travel and tourism with a resulting decline in Observatory visitors, and (g) macroeconomic conditions, such as a disruption of, or lack of access to, the capital markets, and general volatility adversely impacting the market price of the Company’s Class A common stock and publicly-traded partnership units of the Operating Partnership; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; and (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)
	Three Months Ended June 30,
	2020	2019
Revenues
Rental revenue	$137,999	$141,071
Observatory revenue	86	32,895
Lease termination fees	1,033	363
Third-party management and other fees	301	331
Other revenue and fees	1,611	1,584

Total revenues	141,030	176,244
Operating expenses
Property operating expenses	29,750	40,227
Ground rent expenses	2,332	2,332
General and administrative expenses	18,149	15,998
Observatory expenses	4,002	8,360
Real estate taxes	29,579	28,267
Impairment charge	4,101	—
Depreciation and amortization	52,783	44,821

Total operating expenses	140,696	140,005

Total operating income	334	36,239
Other income (expense):
Interest income	1,526	3,899
Interest expense	(23,928)	(20,597)
Loss on early extinguishment of debt	—	—

Income (loss) before income taxes	(22,068)	19,541
Income tax benefit (expense)	2,450	(611)

Net income (loss)	(19,618)	18,930
Preferred unit distributions	(1,047)	(234)
Net (income) loss attributable to non-controlling interests	7,872	(7,609)

Net income (loss) attributable to common stockholders	$(12,793)	$11,087

Total weighted average shares
Basic	175,433	176,796

Diluted	283,384	298,131

Net income (loss) per share attributable to common stockholders
Basic	$(0.07)	$0.06

Diluted	$(0.07)	$0.06

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)
	Six Months Ended June 30,
	2020	2019
Revenues
Rental revenue	$286,112	$284,488
Observatory revenue	19,630	53,464
Lease termination fees	1,244	751
Third-party management and other fees	647	651
Other revenue and fees	3,621	4,183

Total revenues	311,254	343,537
Operating expenses
Property operating expenses	71,218	83,182
Ground rent expenses	4,663	4,663
General and administrative expenses	34,100	30,024
Observatory expenses	12,156	15,935
Real estate taxes	58,833	56,499
Impairment charge	4,101	—
Depreciation and amortization	98,876	90,919

Total operating expenses	283,947	281,222

Total operating income	27,307	62,315
Other income (expense):
Interest income	2,163	7,638
Interest expense	(43,546)	(41,286)
Loss on early extinguishment of debt	(86)	—

Income (loss) before income taxes	(14,162)	28,667
Income tax benefit	2,832	119

Net income (loss)	(11,330)	28,786
Preferred unit distributions	(2,097)	(468)
Net (income) loss attributable to non-controlling interests	5,129	(11,554)

Net income (loss) attributable to common stockholders	$(8,298)	$16,764

Total weighted average shares
Basic	178,029	176,495

Diluted	288,015	298,100

Net income (loss) per share attributable to common stockholders
Basic	$(0.05)	$0.09

Diluted	$(0.05)	$0.09

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Net income (loss)	$(19,618)	$18,930
Preferred unit distributions	(1,047)	(234)
Real estate depreciation and amortization	51,096	43,822
Impairment charge	4,101	—

FFO attributable to common stockholders and non-controlling interests	34.532	62,518
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	36.490	64,476
Loss on early extinguishment of debt	—	—
Severance expenses	3,008	—

Core FFO attributable to common stockholders and non-controlling interests	$39,498	$64,476

Total weighted average shares
Basic	283,384	298,131

Diluted	283,384	298,131

FFO per share
Basic	$0.12	$0.21

Diluted	$0.12	$0.21

Modified FFO per share
Basic	$0.13	$0.22

Diluted	$0.13	$0.22

Core FFO per share
Basic	$0.14	$0.22

Diluted	$0.14	$0.22

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2020	2019
Net income (loss)	$(11,330)	$28,786
Preferred unit distributions	(2,097)	(468)
Real estate depreciation and amortization	95,526	88,914
Impairment charge	4,101	—

FFO attributable to common stockholders and non-controlling interests	86,200	117,232
Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and non-controlling interests	90,116	121,148
Loss on early extinguishment of debt	86	—
Severance expenses	3,008	—

Core FFO attributable to common stockholders and non-controlling interests	$93,210	$121,148

Total weighted average shares
Basic	288,015	298,100

Diluted	288,015	298,100

FFO per share
Basic	$0.30	$0.39

Diluted	$0.30	$0.39

Modified FFO per share
Basic	$0.31	$0.41

Diluted	$0.31	$0.41

Core FFO per share
Basic	$0.32	$0.41

Diluted	$0.32	$0.41

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2020	December 31, 2019
Assets
Commercial real estate properties, at cost	$3,125,049	$3,109,433
Less: accumulated depreciation	(911,546)	(862,534)

Commercial real estate properties, net	2,213,503	2,246,899
Cash and cash equivalents	872,970	233,946
Restricted cash	58,878	37,651
Tenant and other receivables	29,800	25,423
Deferred rent receivables	226,444	220,960
Prepaid expenses and other assets	68,109	65,453
Deferred costs, net	211,356	228,150
Acquired below market ground leases, net	348,651	352,566
Right of use assets	29,205	29,307
Goodwill	491,479	491,479

Total assets	$4,550,395	$3,931,834

Liabilities and equity
Mortgage notes payable, net	$603,974	$605,542
Senior unsecured notes, net	973,053	798,392
Unsecured term loan facility, net	387,059	264,640
Unsecured revolving credit facility, net	546,778	—
Accounts payable and accrued expenses	104,992	143,786
Acquired below market leases, net	35,170	39,679
Ground lease liabilities	29,205	29,307
Deferred revenue and other liabilities	62,996	72,015
Tenants’ security deposits	51,130	30,560

Total liabilities	2,794,357	1,983,921
Total equity	1,756,038	1,947,913

Total liabilities and equity	$4,550,395	$3,931,834